Exhibit 23-a
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in Registration Statement File Nos. 33-52635, 33-58409, 333-25569, 333-80945, 333-32416, 333-56806, 333-83498, 33-52637, 333-83420, 33-58407, 333-61488, 333-61490, 333-83418, 333-66169, 333-80943, 333-88669, 333-37898, 333-40354, 333-47656, 333-56356, 333-94977, 333-91972, 333-108245, and 333-108247 of our report dated January 8, 2007, except for Note 18, as to which the date is March 9, 2007, with respect to the consolidated financial statements and schedule of ADC Telecommunications, Inc. and Subsidiaries (the Company); and our report dated January 8, 2007, except for the effects of the material weakness described in such report, as to which the date is March 9, 2007, with respect to management of the Company’s restated assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of the Company, included in this Annual Report (Form 10-K/A) for the year ended October 31, 2006.
/s/ Ernst & Young LLP
Minneapolis, Minnesota
March 9, 2007